Exhibit 10.3

APPLE INC.

1997 DIRECTOR STOCK OPTION PLAN

(Effective as of May 10, 2007)

On April 9, 2007 the Board adopted this amended 1997 Director Stock Option Plan (the “Plan”), which shall govern all grants of Options made after this amendment and restatement, and which shall become effective upon its approval by the Company’s shareholders (the “Effective Date”). For the terms and conditions of the Plan applicable to Options granted before the Effective Date, refer to the version of the Plan in effect as of the date such Option was granted.

1.     PURPOSES.   The purposes of the Plan are to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by granting such individuals Options to purchase shares of Common Stock.

2.     ADMINISTRATION.   The Administrator will be responsible for administering the Plan. The Administrator will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Administrator pursuant to the Plan shall be final and binding on all persons. The Administrator shall not be liable for any action or determination made in good faith, and shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Articles of Incorporation and By-Laws as such documents may be amended from time to time.

3.     SHARES AVAILABLE.   Subject to the provisions of Section 7(b) of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 1,600,000 shares (the “SECTION 3 LIMIT”). Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Plan. If Options are forfeited or are terminated for any reason before vesting or being exercised, then the shares underlying such Options shall again become available for Options under the Plan. Shares that are exchanged by a Non-Employee Director or withheld by the Company as full or partial payment in connection with any Option under the Plan shall not be available for subsequent Options under the Plan.

4.     OPTIONS.   Each Non-Employee Director shall receive grants of Options under the Plan as follows:

(a)   OPTION GRANTS.

(i)   INITIAL GRANT.   Non-Employee Directors who were members of the Board on the day prior to the Effective Date shall be granted an Initial Option to purchase 15,000 shares of Common Stock as of August 14, 1997 (“INITIAL GRANT DATE”), PROVIDED that such individual continues to serve as a Non-Employee Director through the Initial Grant Date. Non-Employee Directors who were elected or appointed to the Board on the Effective Date shall be granted an Initial Option to purchase 30,000 shares of Common Stock on the Initial Grant Date, PROVIDED that such individual continues to serve as a Non-Employee Director through the Initial Grant Date. Non-Employee Directors who are elected or appointed to the Board after the Effective Date shall be granted an Initial Option to purchase 30,000 shares of Common Stock as of the date of their election or appointment to the Board. The provisions of this Section 4(a)(i) shall not apply to any member of the Board who first becomes a Non-Employee Director by reason of such member’s ceasing to be an employee of the Company and its Subsidiaries.

(ii)   ANNUAL GRANTS.   Each Non-Employee Director shall receive an Annual Option to purchase 10,000 shares of Common Stock on the fourth anniversary of the Non-Employee Director’s initial election or appointment to the Board and on each subsequent anniversary thereof, PROVIDED that the individual has remained in continuous service as a director of the Company through such anniversary date and is a Non-Employee Director on the applicable anniversary date.

(b)   EXERCISE PRICE.   The per share exercise price of each Option shall be the Fair Market Value of a share of Common Stock as of the date of grant of the Option determined in accordance with the provisions of the Plan.

(c)   VESTING.   Initial Options shall vest and become exercisable in equal annual installments on each of the first through third anniversaries of the date of grant, PROVIDED that the Non-Employee Director has remained in continuous service as a director of the Company through each such anniversary date. Annual Options shall be fully vested and immediately exercisable on their date of grant.

(d)   TERM OF OPTIONS.

(i)    TEN-YEAR TERM.   Each Option shall expire ten (10) years from its date of grant, subject to earlier termination as provided herein.

(ii)   EXERCISE FOLLOWING TERMINATION OF SERVICE DUE TO DEATH.   If a Non-Employee Director ceases to be a member of the Board by reason of such Non-Employee Director’s death, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director’s Beneficiary, but only to the extent the Option was exercisable at the time of the Non-Employee Director’s death, at any time within three (3) years after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such three-year period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director’s death.

(iii)  TERMINATION OF OPTIONS IF A NON-EMPLOYEE DIRECTOR IS REMOVED FROM THE BOARD FOR CAUSE.   In the event a Non-Employee Director is removed from the Board for “cause,” all Options granted to such Non-Employee Director (whether or not then vested and exercisable) shall immediately terminate and be of no further force and effect as of the effective date of such removal from the Board. Whether a Non-Employee Director is removed by the Board for “cause” shall be determined by the Board in accordance with the By-Laws of the Company.

(iv)  EXERCISE FOLLOWING OTHER TERMINATIONS OF SERVICE.   If a Non-Employee Director ceases to be a member of the Board for any reason other than death or removal from the Board for cause, the Options granted to such Non-Employee Director may be exercised by such Non-Employee Director, but only to the extent the Option was exercisable at the time of the Non-Employee Director’s termination, at any time within ninety (90) days after the date of such termination of service, subject to the earlier expiration of such Options as provided for in Section 4(d)(i) above. At the end of such ninety-day period, the vested portion of the Option shall expire. The unvested portion of the Option shall expire on the date of the Non-Employee Director’s termination of service with the Board.

(e)   TIME AND MANNER OF EXERCISE OF OPTIONS.

(i)   NOTICE OF EXERCISE.   Subject to the other terms and conditions hereof, a Non-Employee Director may exercise any Option, to the extent such Option is vested, by giving written notice of exercise to the Company; PROVIDED, HOWEVER, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (A) the date on which the Company receives such written notice and (B) the date on which the conditions provided in Section 4(e)(ii) are satisfied.

(ii)   METHOD OF PAYMENT.   The consideration to be paid for the shares to be issued upon exercise of an Option may consist of (A) cash, (B) check, (C) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the Option shall be exercised and which have been owned by the Non-Employee Director for at least six (6) months at the time of exercise, (D) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds required to pay the exercise price, or (E) any combination of the foregoing methods of payment.

(iii)  STOCKHOLDER RIGHTS.   A Non-Employee Director shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until a certificate evidencing such shares shall have been issued to the Non-Employee Director pursuant to Section 4(e)(v), and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Non-Employee Director shall become the holder of record thereof.

(iv)  LIMITATION ON EXERCISE.   No Option shall be exercisable unless the Common Stock subject thereto has been registered under the Securities Act and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the Securities Act and from qualification under such state “blue sky” laws is available.

(v)   ISSUANCE OF SHARES.   Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the exercise price of the Option for the number of shares with respect to which the Option is exercised, the Company shall deliver to the Non-Employee Director (or following the Non-Employee Director’s death, the Beneficiary entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Non-Employee Director (or such Beneficiary), one or more stock certificates for the appropriate number of shares of Common Stock issued in connection with such exercise. Shares sold in connection with a “cashless exercise” described in clause C of Section 4(e)(ii) shall be delivered to the broker referred to therein in accordance with the procedures established by the Company from time to time.

(f)    RESTRICTIONS ON TRANSFER.   An Option may not be transferred, pledged, assigned, or otherwise disposed of, except by will or by the laws of descent and distribution; PROVIDED, HOWEVER, that an Option may be, with the approval of the Administrator, transferred to a Non-Employee Director’s family members or to one or more trusts established in whole or in part for the benefit of one or more of such family members. The Option shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or by the individual or entity to whom the Option has been transferred in accordance with the previous sentence. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect.

5.     DESIGNATION OF BENEFICIARY.

(a)   BENEFICIARY DESIGNATIONS.   Each Non-Employee Director may designate a Beneficiary to exercise an Option upon the Non-Employee Director’s death by executing a Beneficiary Designation Form.

(b)  CHANGE OF BENEFICIARY DESIGNATION.   A Non-Employee Director may change an earlier Beneficiary designation by executing a later Beneficiary Designation Form and delivering it to the Administrator. The execution of a Beneficiary Designation Form and its receipt by the Administrator will revoke and rescind any prior Beneficiary Designation Form.

6.     ADJUSTMENTS.

(a)   Subject to Section 7, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Committee shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Options (including the Section 3 Limit), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Options, (3) the exercise price of any outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the then-outstanding Options. Any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 6(a), and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

(b)   It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

7.     CORPORATE TRANSACTIONS.

(a)   Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Company; a sale of all or substantially all the business, stock or assets of the Company; a dissolution of the Company; or any other event in which the Company does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the Option or the Option would otherwise continue in accordance with its terms in the circumstances, each Option shall terminate upon the related event; provided that the holders of such Options shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise their outstanding vested Options in accordance with their terms before the termination of such Options (except that in no case shall more than ten days’ notice of the impending termination be required.

(c)   The Administrator may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise price of the Option. In any of the events referred to in this Section 7, the Administrator may take such action contemplated by this Section 7 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Non-Employee Director to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of Section 2, any good faith determination by the Administrator pursuant to its authority under this Section 7 shall be conclusive and binding on all persons.

8.     TERMINATION AND AMENDMENT OF THE PLAN.

(a)   TERMINATION.   Unless earlier terminated by the Board, the Plan shall terminate on May 10, 2012. Following such date, no further grants of Options shall be made pursuant to the Plan.

(b)   GENERAL POWER OF BOARD.   Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part or, subject to Sections 8(c) and 8(d), amend the terms of any outstanding Option; PROVIDED, HOWEVER, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and PROVIDED FURTHER that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section 6 above.

(c)   WHEN NON-EMPLOYEE DIRECTORS’ CONSENTS REQUIRED.   The Board may not alter, amend, suspend, or terminate the Plan or amend the terms of any outstanding Option without the consent of any Non-Employee Director to the extent that such action would adversely affect his or her rights with respect to Options that have previously been granted.

(d)   NO REPRICING.   Notwithstanding any other provision herein or in any agreement evidencing any Option, in no case (except due to an adjustment contemplated by Section 6 or any repricing that may be approved by shareholders) shall any action be taken with respect to the Plan or any Option hereunder that would constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise price of any Option.

9.     MISCELLANEOUS.

(a)   NO RIGHT TO REELECTION.   Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

(b)   SECURITIES LAW RESTRICTIONS.   The Administrator may require each Non-Employee Director or any other person purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the shares for investment and not with a view to the distribution thereof or provide such other assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(c)   EXPENSES.   The costs and expenses of administering the Plan shall be borne by the Company.

(d)   APPLICABLE LAW.   Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles.

(e)   AUTHORITY OF THE COMPANY AND SHAREHOLDERS.   The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.   DEFINITIONS.   Capitalized words not otherwise defined in the Plan have the meanings set forth below:

“ADMINISTRATOR” means the Board. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.

“ANNUAL MEETING” means an annual meeting of the Company’s shareholders.

“ANNUAL OPTION” means an Option granted to a Non-Employee Director pursuant to Section 4(a)(ii) of the Plan.

“BENEFICIARY” or “BENEFICIARIES” means an individual or entity designated by a Non-Employee Director on a Beneficiary Designation Form to exercise Options in the event of the Non-Employee Director’s death; PROVIDED, HOWEVER, that, if no such individual or entity is designated or if no such designated individual is alive at the time of the Non-Employee Director’s death, Beneficiary shall mean the Non-Employee Director’s estate.

“BENEFICIARY DESIGNATION FORM” means a document, in a form approved by the Administrator to be used by Non-Employee Directors to name their respective Beneficiaries. No Beneficiary Designation Form shall be effective unless it is signed by the Non-Employee Director and received by the Administrator prior to the date of death of the Non-Employee Director.

“BOARD” means the Board of Directors of the Company.

“CODE” means the Internal Revenue Code of 1986, as amended, and the applicable rules and regulations promulgated thereunder.

“COMMON STOCK” means the common stock of the Company, no par value per share.

“COMPANY” means Apple Inc., a California corporation, or any successor to substantially all of its business.

“EFFECTIVE DATE” has the meaning given to such term in the preamble.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder.

“FAIR MARKET VALUE” means, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “GLOBAL MARKET”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more Options that the Fair Market Value shall equal the last price for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the Fair Market Value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the Option in the circumstances. The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Options if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Option(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Options will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

“INITIAL OPTION” means an Option granted to a Non-Employee Director pursuant to Section 4(a)(i) of the Plan.

“NON-EMPLOYEE DIRECTOR” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“OPTION” means an option to purchase shares of Common Stock awarded to a Non-Employee Director pursuant to the Plan and includes Initial Options and Annual Options.

“PLAN” has the meaning given to such term in the preamble.

“SECTION 3 LIMIT” shall have the meaning set forth in Section 3 of the Plan.

“SUBSIDIARY” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.